UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 4, 2026

MAWSON INFRASTRUCTURE GROUP INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40849	88-0445167
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

950 Railroad Avenue,

Midland, Pennsylvania 15059

(Address of Principal Executive Offices) (Zip Code)

(412) 515-0896

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MIGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 4, 2026, Mawson Infrastructure Group Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) by and among Endeavor Blockchain, LLC, an Arkansas limited liability company, Big Digital Energy LLC, a Texas limited liability company, PM Squared, LLC (DBA PM Squared Financial), a Texas limited liability company, Joshua Kilgore, Cody Smith and Phillip Stanley (each, an “Endeavor Party,” and together, the “Endeavor Parties”).

Pursuant to the Cooperation Agreement, the Company has agreed to, among other things, appoint Kyle B. Danges, K. Rodger Davis, Lisa R. Hough, Cody Smith and Phillip Stanley to the Board, effective as of April 6, 2026 (the “Effective Date”). As of the date of the Cooperation Agreement, each of Messrs. Davis and Danges and Ms. Hough are “Qualified Directors” and are not “Affiliates” of any of the Endeavor Parties (in each case, as defined in the Cooperation Agreement).

The Cooperation Agreement, among other things, includes certain litigation-related provisions, including agreements by the Company and each of the Endeavor Parties not to initiate or pursue any legal proceedings against each other and to release each other from any claims except for those arising out of the Cooperation Agreement, as well as certain non-disparagement provisions that in each case remain in place until April 4, 2029.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

The Cooperation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Cooperation Agreement herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2026, Ryan Costello, Steven Soles, and Kathryn Yingling Schellenger each submitted his or her resignation from the Board and from any and all committees of the Board, effective as of the Effective Date. None of the departures from the Board described herein are due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Also on April 6, 2026, pursuant to the Cooperation Agreement, the Board appointed Kyle B. Danges, K. Rodger Davis, Lisa Hough, Cody Smith and Phillip Stanley to the Board, effective contemporaneously with the aforementioned resignations on the Effective Date.

The Board has determined that each of Messrs. Danges and Davis and Ms. Hough is independent pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market LLC. As of the date of this filing, Board committee assignments for the newly appointed directors is undetermined.

There are no arrangements or understandings between any of the newly appointed directors and any other person pursuant to which each was selected as a director of the Company, other than with respect to the matters referenced under Item 1.01 of this Current Report on Form 8-K.

There have been no transactions since the beginning of the Company’s last fiscal year, nor are there any currently proposed transactions, regarding the newly appointed directors that are required to be disclosed by Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 7.01 Regulation FD Disclosure.

On April 6, 2026, the Company issued a press release announcing its entry into the Cooperation Agreement. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Cooperation Agreement, dated as of April 4, 2026, by and among the Company and Endeavor Blockchain, LLC, Big Digital Energy LLC, PM Squared, LLC (DBA PM Squared Financial), Joshua Kilgore, Cody Smith and Phillip Stanley.

99.1	Press release issued by Mawson Infrastructure Group Inc., dated April 6, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2026	MAWSON INFRASTRUCTURE GROUP INC.

	By:	/s/ Kaliste Saloom
	Name:	Kaliste Saloom
	Title:	Interim Chief Executive Officer, General Counsel & Corporate Secretary

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